EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in Registration Statements (Nos. 333-205356, 333-209130, 333-148789 and 333-137859) on Form S-8  on Form S-1 (No. 333-249506) and on Form S-3 (Nos. 333-259799 and 333-238085) of ClearOne, Inc. of our report dated March 31, 2026, relating to our audit of the consolidated financial statements, which appears in this Annual Report on Form 10-K of ClearOne, Inc. for the year ended December 31, 2025.

/s/ Tanner LLP

Lehi, UT

March 31, 2026